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                        EXHIBIT 23 - ACCOUNTANTS CONSENT

The Stockholders and Board of Directors
North Fork Bancorporation, Inc.:



We consent to the incorporation by reference in the Registration Statements (Nos. 2-99984, 33-14903, 33-34372, 33-52504, 33-53467, 333-05513, 333-00675,
333-56329, 333-74713, and 333-19047) on Form S-8, (Nos. 333-64219 and
333-24419) on Form S-4 and (Nos. 33-54222, and 333-40311) on Form S-3 of North
Fork Bancorporation, Inc. of our report dated January 18, 2000, except for note 2 (a) and (b), and note 18, which is as of March 10, 2000 relating to the consolidated balance sheets of North Fork Bancorporation, Inc. and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of income, cash flows, changes in stockholders' equity, and comprehensive income for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 Annual Report on Form 10-K of North Fork Bancorporation, Inc.


KPMG LLP

New York, New York
March  29, 2000